EXHIBIT 23.2

CONSENT OF MAULDIN & JENKINS, LLC

Independent Auditors' Consent

We consent to the use or incorporation by reference in this Registration Statement on Form S-4 of our report relating to Peoples Bancorp, Inc. dated January 24, 2001, appearing in the Annual Report of Form 10-KSB of Peoples Bancorp, Inc. for the year ended December 31, 2000.  We also consent to the reference to our Firm under the caption "Experts" in the proxy statement/prospectus, which is a part of this Registration Statement.

/s/ Mauldin & Kenkins. LLC

Atlanta, Georgia
September 19, 2001